Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
November 6, 2008
COGDELL SPENCER INC. REPORTS
THIRD QUARTER 2008 FINANCIAL RESULTS
Charlotte, N.C. (November 6, 2008) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides advanced planning and design-build services for the medical profession, today announced financial results for the quarter ended September 30, 2008.
Third Quarter 2008 Results
Cogdell Spencer Inc. reports Funds from Operations Modified (FFOM) of $8.2 million for the quarter ended September 30, 2008, compared to $5.0 million in the prior year third quarter, an increase of 64%. FFOM per share and operating partnership unit, basic and diluted, for the current quarter was $0.33, compared to $0.30 in the prior year third quarter, a 10% increase. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.
FFO for the three months ended September 30, 2008 was $5.8 million, or $0.23 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 24,861,076 and 24,993,478, respectively, for the three months ended September, 2008.
Net income (loss) was ($1.1 million) for the three months ended September 30, 2008, or ($0.07) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 15,746,627 for the three months ended September 30, 2008.
As of September 30, 2008, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.3 million square feet. The overall percentage of leased space at the Company’s in-service, consolidated properties as of September 30, 2008, was 91.9%. In addition, the Company has three unconsolidated joint venture properties and manages 51 properties for third party clients totaling approximately 2.4 million square feet.

Results for the Nine Months Ended September 30, 2008
FFOM for the nine months ended September 30, 2008 was $21.3 million, or $0.92 per share and operating partnership unit, basic and diluted. FFO for the nine months ended September 30, 2008 was $15.7 million, or $0.68 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 23,066,677 and 23,160,851, respectively, for the nine months ended September 30, 2008.
Net income (loss) was ($4.7 million) for the nine months ended September 30, 2008, or ($0.31) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 15,170,131 for the nine months ended September 30, 2008.
Joint Venture to Acquire Medical Office Buildings
During the third quarter of 2008, the Company formed Cogdell Spencer Medical Partners, LLC, a joint venture with Northwestern Mutual that, subject to certain limited exceptions, will be the Company’s exclusive vehicle for cash acquisitions. The Company has agreed to contribute 20% of the equity capital to fund future acquisitions in this joint venture.
First Synergy Project Uses Integrated Services
On September 2, 2008, the Company announced the first synergy project since the closing of the merger with Marshall Erdman & Associates, Inc. (now Erdman, A Cogdell Spencer Company). The project will include design/build (architectural, engineering, and construction), development, and property management services. The $22.4 million project is a 75,985 square foot medical office building and outpatient treatment center located in Pensacola, Florida. The project is 100% pre-leased and scheduled for completion in December 2009. The Company expects to own approximately 40% of the building through a joint venture with the physician tenants of the building. In connection with this project, the Company obtained financing in an amount up to $16.8 million and for a total term of ten years, inclusive of an 18-month construction period. The loan provides for payments of interest-only during the construction period at a rate of one-month LIBOR plus 1.50%. After the construction period, the loan converts to an amortizing loan with monthly payments based on a 25-year amortization schedule. The Company has entered into a forward starting interest rate swap agreement that effectively fixes the interest rate at 6.21% after the construction period through maturity. The loan matures September 2018.
Common Stock Issuance
On September 10, 2008, the Company issued 2,160,000 common shares at a price of $18.50 per share resulting in net proceeds to the Company of $37.6 million. The net proceeds were used to reduce outstanding principal on the Company’s secured revolving Credit Facility and for working capital purposes.
Dividend
On September 11, 2008, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock that was paid on October 20, 2008 to stockholders of record on September 26, 2008. The dividend covered the Company’s third quarter of 2008.
Outlook
Cogdell Spencer Inc.’s management reiterates its expectations that FFOM per share and operating partnership unit for the year ending December 31, 2008 will be between $1.20 and $1.24 and expects that FFO per share and operating partnership unit will be between $0.86 and $0.90. A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2008 is below:

	Guidance Range for the
	Year Ending December 31, 2008
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss before minority interests in Operating Partnership	$(6,900)	–	$(5,900)

Plus real estate related depreciation and amortization	27,500	–	27,500

Funds from Operations (FFO)	20,600	–	21,600

Plus amortization of intangibles related to purchase accounting, net of income tax benefit	8,150	–	8,150

Funds from Operations Modified (FFOM)	$28,750	–	$29,750

FFO per share and unit — diluted	$0.86	–	$0.90
FFOM per share and unit — diluted	$1.20	–	$1.24

Weighted average shares and units outstanding — diluted	24,000	–	24,000
Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three and nine months ended September 30, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Company’s Third Quarter 2008 Conference Call on Friday, November 7, 2008 at 10:00 a.m. (Eastern Standard Time). The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Third Quarter 2008 Earnings Conference Call” link on the Investor Relations page.
A playback will be available until December 1, 2008. To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 423956. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Third Quarter 2008 Earnings Conference Call” link on the Investor Relations page.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed REIT that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers. On March 10, 2008, the Company merged with Marshall Erdman & Associates, Inc. (now Erdman, a Cogdell Spencer Company). Erdman is a market-leading provider of design-build healthcare facilities throughout the United States of America. Erdman’s service offerings include advanced planning, architecture, engineering, and construction. Combined, the Company is a fully integrated healthcare facilities company providing services from conceptual planning to long-term property ownership and management.
At present, the Company’s portfolio consists of 62 consolidated wholly-owned properties and joint venture properties, three unconsolidated joint venture properties, and 52 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s Web site at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to integrate Erdman; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants; market trends; and projected capital expenditures.
For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30, 2008	December 31, 2007
Assets
Real estate properties:
Operating real estate properties	$529,495	$486,279
Less: Accumulated depreciation	(63,154)	(44,596)

Total operating real estate properties, net	466,341	441,683
Construction in progress	10,672	13,380

Total real estate properties, net	477,013	455,063
Cash and cash equivalents	10,637	3,555
Restricted cash	18,388	1,803
Tenant and accounts receivable, net	42,924	2,249
Goodwill and intangible assets, net	308,423	31,589
Other assets	27,689	11,978

Total assets	$885,074	$506,237

Liabilities and stockholders’ equity
Mortgage notes payable	$234,497	$237,504
Revolving credit facility	90,000	79,200
Term loan	100,000	—
Accounts payable	23,185	5,817
Billings in excess of costs and estimated earnings on uncompleted contracts	27,616	—
Deferred income taxes	40,302	217
Payable to Erdman shareholders	24,003	—
Other liabilities	47,751	21,243

Total liabilities	587,354	343,981
Minority interests	96,090	47,221
Stockholders’ equity	201,630	115,035

Total liabilities and stockholders’ equity	$885,074	$506,237

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues:
Rental revenue	$19,631	$16,399	$57,622	$45,344
Design-Build contract revenue and other sales	72,914	—	174,870	—
Property management and other fees	852	874	2,524	2,644
Development management and other income	622	25	751	276

Total revenues	94,019	17,298	235,767	48,264

Expenses:
Property operating and management	8,370	6,797	23,403	18,766
Costs related to design-build revenue and other sales	59,578	—	146,907	—
Selling, general, and administrative	7,599	1,532	20,396	5,296
Depreciation and amortization	11,871	7,273	33,275	20,664

Total expenses	87,418	15,602	223,981	44,726

Income from operations before other income (expense)	6,601	1,696	11,786	3,538

Other income (expense):
Interest and other income, net	210	183	682	763
Interest expense	(6,743)	(4,101)	(18,695)	(11,324)
Equity in earnings (loss) of unconsolidated partnerships	10	2	18	(2)

Total other income (expense)	(6,523)	(3,916)	(17,995)	(10,563)

Income (loss) from operations before income tax (expense) benefit	78	(2,220)	(6,209)	(7,025)

Income tax (expense) benefit	(883)	19	(143)	(151)

Loss from operations	(805)	(2,201)	(6,352)	(7,176)

Minority interests in real estate partnerships	(920)	(16)	(859)	(55)
Minority interests in operating partnership	639	615	2,480	2,226

Net loss	$(1,086)	$(1,602)	$(4,731)	$(5,005)

Net loss per share — basic and diluted	$(0.07)	$(0.13)	$(0.31)	$(0.47)

Weighted average common shares — basic and diluted (1)	15,747	11,934	15,170	10,755

(1)	8 and 15 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended September 30, 2008 and 2007, respectively. 10 and 18 shares of unvested restricted common stock are anti-dilutive due to the net loss for the nine months ended September 30, 2008 and 2007, respectively.

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Three months ended September 30, 2008:	Operations	Development	and Other	Total

Revenues:
Rental revenue	$19,631	$—	$—	$19,631
Design-Build contract revenue and other sales	—	72,914	—	72,914
Property management and other fees	852	—	—	852
Development management and other income	—	622	—	622

Total revenues	20,483	73,536	—	94,019

Operating expenses:
Property operating and management	8,370	—	—	8,370
Costs related to design-build revenue and other sales	—	59,578	—	59,578
Selling, general, and administrative	—	4,865	—	4,865

Total operating expenses	8,370	64,443	—	72,813

	12,113	9,093	—	21,206

Other income (expense)	143	52	15	210
Corporate general and administrative expenses	—	—	(2,734)	(2,734)
Interest expense	—	—	(6,743)	(6,743)
Provision for income taxes applicable to funds from operations modified	—	—	(2,411)	(2,411)
Depreciation and amortization	—	(348)	(57)	(405)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	13	—	—	13
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(977)	—	—	(977)

Funds from operations modified (FFOM)	11,292	8,797	(11,930)	8,159

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(3,876)	1,528	(2,390)

Funds from operations (FFO)	11,250	4,921	(10,402)	5,769

Real estate related depreciation and amortization	(7,494)	—	—	(7,494)
Minority interests in operating partnership	—	—	639	639

Net income (loss)	$3,756	$4,921	$(9,763)	$(1,086)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Nine months ended September 30, 2008:	Operations	Development	and Other	Total

Revenues:
Rental revenue	$57,622	$—	$—	$57,622
Design-Build contract revenue and other sales	—	174,870	—	174,870
Property management and other fees	2,524	—	—	2,524
Development management and other income	—	751	—	751

Total revenues	60,146	175,621	—	235,767

Operating expenses:
Property operating and management	23,403	—	—	23,403
Costs related to design-build revenue and other sales	—	146,907	—	146,907
Selling, general, and administrative	—	12,548	—	12,548

Total operating expenses	23,403	159,455	—	182,858

	36,743	16,166	—	52,909

Other income (expense)	456	137	89	682
Corporate general and administrative expenses	—	—	(7,848)	(7,848)
Interest expense	—	—	(18,695)	(18,695)
Provision for income taxes applicable to funds from operations modified	—	—	(3,719)	(3,719)
Depreciation and amortization	—	(772)	(176)	(948)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	26	—	—	26
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(1,128)	—	—	(1,128)

Funds from operations modified (FFOM)	36,097	15,531	(30,349)	21,279

Amortization of intangibles related to purchase accounting, net of income tax benefit	(127)	(9,043)	3,576	(5,594)

Funds from operations (FFO)	35,970	6,488	(26,773)	15,685
Real estate related depreciation and amortization	(22,896)	—	—	(22,896)
Minority interests in operating partnership	—	—	2,480	2,480

Net income (loss)	$13,074	$6,488	$(24,293)	$(4,731)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Net loss	$(1,086)	$(1,602)	$(4,731)	$(5,005)
Plus minority interests in operating partnership	(639)	(615)	(2,480)	(2,226)
Plus real estate related depreciation and amortization (2)	7,494	7,180	22,896	20,395

Funds from Operations (FFO) (1)	5,769	4,963	15,685	13,164
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	2,390	26	5,594	77

Funds from Operations Modified (FFOM) (1)	$8,159	$4,989	$21,279	$13,241

FFO per share and unit — basic and diluted	$0.23	$0.30	$0.68	$0.86
FFOM per share and unit — basic and diluted	$0.33	$0.30	$0.92	$0.86

Weighted average shares and units outstanding - basic	24,861	16,530	23,067	15,317
Weighted average shares and units outstanding - diluted	24,993	16,545	23,161	15,335

(1)	FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $7,119 and $7,160 and the Company’s share of joint venture real estate depreciation and amortization of $375 and $20 for the three months ended September 30, 2008 and 2007, respectively. Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $21,947 and $20,334 and the Company’s share of joint venture real estate depreciation and amortization of $949 and $61 for the nine months ended September 30, 2008 and 2007, respectively.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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